Exhibit 10.6
Stock-Settled RSU Agreement– International Employees - 3-year Cliff Vesting

DINE BRANDS GLOBAL, INC.
2019 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (“Agreement”) is entered into as of ___________ by and between DINE BRANDS GLOBAL, INC., a Delaware corporation (the “Company”), and ___________, an employee of the Company (the “Participant”).
RECITALS:
Pursuant to the Dine Brands Global, Inc. 2019 Stock Incentive Plan (the “Plan”), the Compensation Committee of the Board of Directors of the Company (the “Committee”), as the administrator of the Plan, has determined that the Participant is to be granted a Restricted Stock Unit Award (the “Award”) pursuant to which the Participant shall receive shares of the Company's common stock, on the terms and conditions set forth herein.
This Award is subject to all of the terms and conditions set forth herein, the special provisions for Participant’s country of residence, if any, attached hereto as Exhibit B and the Plan, all of which are incorporated herein by reference. Any capitalized terms not defined herein shall have their respective meanings set forth in the Plan.
AGREEMENT:
In consideration of the foregoing and of the mutual covenants set forth herein and other good and valuable consideration, the parties hereto agree as follows:
1.GRANT OF RESTRICTED STOCK UNITS. The Company hereby grants to the Participant an award of restricted stock units (the “Restricted Stock Units”). Each Restricted Stock Unit represents the right to receive one share of common stock, $.01 par value, of the Company (the “Common Stock”), subject to the terms and conditions set forth herein.
2.    VESTING AND SETTLEMENT.
(a)    Service Vesting. Subject to the Participant's continuous employment with the Company, the Restricted Stock Units shall vest in accordance with the specific vesting schedule set forth on Exhibit A hereto. Restricted Stock Units that have vested in accordance with the vesting schedule set forth on Exhibit A are referred to herein as “Vested Units.” Restricted Stock Units that are not vested are referred to herein as “Unvested Units.”
(b)    Disability or Death. If the Participant's employment with the Company terminates due to Disability or death, the Restricted Stock Units shall become immediately and fully vested and thereafter be considered Vested Units.
(c)    Change in Control. If the Participant's employment with the Company is terminated within a period of twenty-four (24) months following a Change in Control (i) by the Company other than for Cause or (ii) by the Participant for Good Reason (as such terms are defined herein below or in the Plan), the Restricted Stock Units shall become immediately and fully vested and thereafter be considered Vested Units.

(d)    Termination of Unvested Units. Except as set forth in Sections 2(b) and 2(c), upon the termination of the Participant's employment, any then Unvested Units held by the Participant shall be forfeited and canceled as of the date of such termination. As noted in Section 12(k) below, for the avoidance of doubt and for purposes of the Restricted Stock Units only, termination shall be deemed to occur as of the date Participant is no longer actively providing services to the Company, a Subsidiary, or other affiliated entity and will not be extended by any notice period or “garden leave” that may be required contractually or under applicable laws, unless otherwise determined by the Company in its sole discretion.
(e)    Settlement of Vested Units. The Vested Units shall be settled by the delivery to the Participant or a designated brokerage firm of one share of Common Stock per Vested Unit within thirty (30) days after the vesting of such Restricted Stock Units as set forth on Exhibit A, or upon accelerated vesting as set forth in this Section 2. No fractional shares will be issued under this Agreement.
3.    ADJUSTMENT IN COMMON STOCK. In accordance with the terms of the Plan, in the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, a substitution or adjustment shall be made to the terms of the Award, including the number and class of securities subject thereto, as may be determined by the Committee, in its sole discretion. Subject to the terms of the Plan, such other substitutions or adjustments shall be made as the Committee in its sole discretion may deem appropriate.
4.    NON-TRANSFERABILITY OF AWARD. The Award and this Agreement shall not be transferable other than by will, the laws of descent and distribution, or pursuant to beneficiary designation procedures approved by the Company. Notwithstanding the foregoing, the Award and this Agreement may be transferable to the Participant's family members, to a trust or entity established by the Participant for estate planning purposes, to a charitable organization designated by the Participant or pursuant to a qualified domestic relations order. Except to the extent permitted by this Section 4, the Award may be exercised or settled during the Participant's lifetime only by the Participant or the Participant's legal representative or similar person. Except as permitted by this Section 4, the Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Award, the Award and all rights thereunder shall immediately become null and void.
5.    DISPUTE RESOLUTION. The parties hereto will use their reasonable best efforts to resolve any dispute hereunder through good faith negotiations. A party hereto must submit a written notice to any other party to whom such dispute pertains, and any such dispute that cannot be resolved within thirty (30) calendar days of receipt of such notice (or such other period to which the parties may agree) will be submitted to an arbitrator selected by mutual agreement of the parties. In the event that, within fifty (50) days of the written notice referred to in the preceding sentence, a single arbitrator has not been selected by mutual agreement of the parties, a panel of arbitrators (with each party to the dispute being entitled to select one arbitrator and, if necessary to prevent the possibility of deadlock, one additional arbitrator being selected by such arbitrators selected by the parties to the dispute) shall be selected by the parties. Except as otherwise provided herein or as the parties to the dispute may otherwise agree, such arbitration will be conducted in accordance with the then existing rules of the American Arbitration Association. The decision of the arbitrator or arbitrators, or of a majority thereof, as the case may be, made in writing will be final and binding upon the parties hereto as to the questions submitted, and the parties will abide by and comply with such decision; provided, however, the arbitrator or arbitrators, as the case may be, shall not be empowered to award punitive damages. Unless the decision of the arbitrator or arbitrators, as the case may be, provides for a different allocation of costs and expenses determined by the arbitrators to be equitable under the circumstances, the prevailing party or parties in any arbitration will be entitled to recover all reasonable fees (including but not limited to attorneys' fees) and expenses incurred by it or them in connection with such arbitration from the non-prevailing party or parties.
6.    NOTICES. Any notice required or permitted under this Agreement shall be deemed given when delivered either personally, by overnight courier, or when deposited in a United States Post Office, postage prepaid, addressed as appropriate, to the Participant either at his/her address set forth below or such other address as he or she may designate in writing to the Company, or to the Company: Attention: Vice President - Legal (or said designee), at the Company's address or such other address as the Company may designate in writing to the Participant.
7.    RIGHTS AS A STOCKHOLDER. Prior to any issuance of shares of Common Stock in settlement of the Award, no Common Stock will be reserved or earmarked for the Participant or the Participant's account. Except as set forth in this Section 7, the Participant will not be entitled to any privileges of ownership of the shares of Common Stock subject to the Award (including, without limitation, any voting rights) underlying Vested Units and/or Unvested Units unless and until such shares of Common Stock are actually delivered to the Participant hereunder. From and after the date hereof and unless and until the Award is forfeited or otherwise transferred back to the Company, the Participant will be credited with additional Restricted Stock Units having a value equal to dividends declared by the Company (other than stock dividends), if any, with record dates that occur prior to the settlement of the Award as if the shares of Common Stock underlying the Award (whether payable in shares of Common Stock or in cash) had been issued and outstanding, based on the fair market value of a share of Common Stock on the applicable dividend payment date. Any such additional Restricted Stock Units shall be considered part of the Award and shall also be credited with additional Restricted Stock Units as dividends (other than stock dividends), if any, are declared, and shall be subject to the same terms and conditions as the Restricted Stock Units subject to the Award with respect to which they were credited (including, but not limited to, the forfeiture provisions set forth in Section 2 of this Agreement). Notwithstanding the foregoing, no such additional Restricted Stock Units will be credited with respect to any dividend declared by the Company in connection with which the Award is adjusted pursuant to Section 3.
8.    FAILURE TO ENFORCE NOT A WAIVER. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
9.    WITHHOLDING. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock pursuant to the Award, payment by the Participant of any taxes, social contributions, required deductions, or other payments (“Tax-Related Items”) which may be required to be withheld or paid in connection with the Award or the Common Stock, and the Participant agrees to indemnify the Company, Subsidiary, or affiliate for any such Tax-Related Items. The Company shall withhold whole shares of Common Stock which would otherwise be delivered to the Participant, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to the Participant, in the amount necessary to satisfy any such obligation, or the Participant may satisfy any such obligation by any of the following means, subject to the Committee’s discretion: (i) a cash payment to the Company, (ii) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (iii) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair

Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to the Participant, in either case equal to the amount necessary to satisfy any such obligation or (iv) any combination of (i), (ii) and (iii). Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the maximum individual statutory tax rate in the Participant’s applicable jurisdiction; provided that the Company shall be permitted to limit the number of shares so withheld to a lesser number if necessary, in the judgment of the Committee, to avoid adverse accounting consequences or for administrative convenience. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the Participant. Regardless of any action the Company or any Subsidiary or affiliate takes with respect to any or all applicable Tax-Related Items, the Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed any amount actually withheld by the Company or any Subsidiary or affiliate. The Participant further acknowledges and agrees that the Participant is solely responsible for filing all relevant documentation that may be required of Participant in relation to this Award or any Tax-Related Items other than filings or documentation, such as but not limited to personal income tax returns or reporting statements in relation to the grant or vesting of the Award, the issuance or ownership of Common Stock or any bank or brokerage account, the subsequent sale of Common Stock, and the receipt of any dividends. The Participant further acknowledges that the Company makes no representations or undertakings regarding the treatment of any Tax-Related Items and does not commit to and is under no obligation to structure the terms or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant has become subject to tax in more than one jurisdiction, the Participant acknowledges that the Company or any Subsidiary or affiliate may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
10.    INCORPORATION OF PLAN. The Plan is hereby incorporated by reference and made a part hereof, and the Award and this Agreement are subject to all terms and conditions of the Plan.
11.    EMPLOYMENT. For purposes of this Agreement, references to employment shall include employment or service with any Subsidiary of the Company.
12.    NATURE OF GRANT. In accepting the Award, the Participant acknowledges, understands and agrees that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the grant of the Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past;
(c)all decisions with respect to future grants of Restricted Stock Units, if any, will be at the sole discretion of the Company;
(d)the Participant is voluntarily participating in the Plan;
(e)the Participant’s participation in the Plan shall not create a right to further employment or to otherwise remain associated with the Company or any of its affiliates and shall not interfere with the ability of the Company or any of its affiliates to terminate the Participant’s employment or service relationship (if any) at any time, subject to applicable law;

(f)the Award and any shares of Common Stock subject to the Award are not intended to replace any pension rights;
(g)in the event that the Participant is not an employee of the Company or any Subsidiary or affiliate, the Award and the Participant’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company or any Subsidiary or affiliate;
(h)the Award and any shares of Common Stock subject to the Award are not part of normal or expected compensation or salary for any purpose, including but not limited to calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments (if any);
(i)the future value of the shares of Common Stock subject to the Award is unknown, indeterminable and cannot be predicted with certainty;
i.    no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from the Participant ceasing to provide services to the Company or any of its affiliates (for any reason whatsoever and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any) and in consideration of the grant of the Award to which the Participant is otherwise not entitled, the Participant irrevocably agrees never to institute any claim against the Company or any of its affiliates, waives his or her ability, if any, to bring any such claim, and releases the Company and each of its affiliates from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claims;
(j)in the event of a termination of employment (whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), unless otherwise provided by this Agreement or determined by the Company, the Participant’s right to receive and vest in Restricted Stock Units under the Plan, if any, will terminate effective as of the date that the Participant is no longer actively providing services and will not be extended by any notice period (e.g., active service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any); the Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the Award;
(k)unless otherwise provided in the Plan or by the Company in its discretion, the Award and the benefits evidenced by this Agreement do not create any entitlement to have the Plan or any such benefits granted thereunder, transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of Common Stock; and
(l)neither the Company nor any of its affiliates will be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States dollar that may affect the value of the Restricted Stock Units, the Common Stock, or any amounts due to the Participant pursuant to the vesting of the Restricted Stock Units or the subsequent sale of any shares of Common Stock acquired under the Plan, or the calculation of income or Tax-Related Items under the Award; and

(m)any cross-border cash remittance made to transfer proceeds received upon the sale of Common Stock or otherwise in relation to the Award must be made through a locally authorized financial institution or registered foreign exchange agency and may require the Participant to provide to such entity certain information regarding the transaction.

13.    DATA PRIVACY. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other grant materials by and among, as applicable, the Company and any affiliate for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that refusal or withdrawal of consent may affect the Participant’s ability to participate in the Plan.
The Participant understands that the Company and its affiliates may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all awards or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Personal Data”).
The Participant understands that Personal Data may be transferred to any Subsidiary or affiliate or third parties as may be selected by the Company to assist the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of Personal Data may be located in the United States or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country.
14.    ELECTRONIC DELIVERY AND PARTICIPATION. The Company may, in its sole discretion, decide to deliver any documents related to the Award or future awards granted under the Plan by electronic means or request the Participant’s consent to participate in the Plan by electronic means. By accepting this Award, whether electronically or otherwise, the Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, including but not limited to the use of electronic signatures or click-through electronic acceptance of terms and conditions.
15.    LANGUAGE. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
16.    AMENDMENT AND TERMINATION. The Board may amend the Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including any rule of the New York Stock Exchange, or any other stock exchange on which shares of Common Stock are traded; provided, however, that no amendment may impair the rights of the Participant without the consent of the Participant, subject to Section 19 below.
17.    GOVERNING LAW AND SEVERABILITY. This Agreement shall be governed by and construed according to the laws of the State of Delaware without regard to its principles of conflict of laws. For purposes of litigating any dispute that cannot be resolved pursuant to Section 5 above, the parties hereby submit and consent to the exclusive jurisdiction of the State of Delaware and agree that any such litigation shall be conducted only in the courts of Delaware or the federal courts of the United States located in Delaware and no other courts.
If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.
18.    SECTION 409A. This Agreement is intended to comply with the requirements of Section 409A of the Code, and shall be interpreted and construed consistently with such intent. The payments to the Participant pursuant to this Agreement are also intended to be exempt from Section 409A of the Code to the maximum extent possible as short-term deferrals pursuant to Treasury regulation §1.409A-1(b)(4). In the event the terms of this Agreement would subject the Participant to taxes or penalties under Section 409A of the Code (“409A Penalties”), the Company and the Participant shall cooperate diligently to amend the terms of this Agreement to avoid such 409A Penalties, to the extent possible; provided that in no event shall the Company be responsible for any 409A Penalties that arise in connection with any amounts payable under this Agreement. To the extent any amounts under this Agreement are payable by reference to the Participant's termination of employment, such term shall be deemed to refer to the Participant's “separation from service,” within the meaning of Section 409A of the Code. Notwithstanding any other provision in this Agreement, if the Participant is a “specified employee,” as defined in Section 409A of the Code, as of the date of Participant's separation from service, then to the extent any amount payable to the Participant (i) constitutes the payment of nonqualified deferred compensation, within the meaning of Section 409A of the Code, (ii) is payable upon the Participant's separation from service and (iii) under the terms of this Agreement would be payable prior to the six-month anniversary of the Participant's separation from service, such payment shall be delayed until the earlier to occur of (a) the first business day following the six-month anniversary of the separation from service and (b) the date of the Participant's death.
19.    OTHER REQUIREMENTS AND EXHIBIT B. The Company is not obligated and will have no liability for failure to issue or deliver any Common Stock upon vesting of this Award if such issuance or delivery would violate any applicable laws, with compliance with applicable laws determined by the Company in consultation with its legal counsel. The Participant understands that the applicable laws of the country in which Participant is residing or working at the time of grant or vesting of this Award (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent the issuance of shares thereunder. Furthermore, the Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on this Award, and the Common Stock subject to this Award, to the extent the Company determines it is necessary or advisable in order to comply with applicable laws or facilitate the administration of the Plan. The Participant agrees to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, the Participant acknowledges that the applicable laws of the country in which the Participant is residing or working at the time of grant or vesting of the Award or the issuance, holding, or sale of Common Stock received pursuant to the Award (including any rules or regulations governing securities, foreign exchange, tax, labor, or other matters) may subject the Participant to additional procedural or regulatory requirements that the Participant is and will be solely responsible for and must fulfill. Such requirements may be outlined in but are not limited to any special provisions set forth in Exhibit B for the Participant’s country, if any. Notwithstanding any provision herein, the Participant’s participation in the Plan shall be subject to any applicable special terms and conditions or disclosures as set forth in Exhibit B. If the Participant relocates to one of the countries included in Exhibit B during the vesting period or while holding shares of Common Stock issued upon vesting of the Award, the special provisions for such country shall apply to the Participant, to the extent the

Company determines that the application of such provisions is advisable or necessary in order to comply with local law or facilitate the administration of the Plan. Exhibit B constitutes part of this Agreement.
20.    COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
21.    AWARDS SUBJECT TO CLAWBACK. The Award and any cash payment or shares of Common Stock delivered pursuant to the Award are subject to forfeiture, recovery by the Company or other action pursuant to this Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.
22.    DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:
(a)    “Cause” shall mean as determined by the Company, (i) the willful failure by the Participant to substantially perform his or her duties with the Company (other than any such failure resulting from the Participant's incapacity due to physical or mental illness); (ii) the Participant's willful misconduct that is demonstrably and materially injurious to the Company, monetarily or otherwise; (iii) the Participant's commission of such acts of dishonesty, fraud, misrepresentation or other acts of moral turpitude as would prevent the effective performance of the Participant's duties; or (iv) the Participant's conviction or plea of no contest to a felony or a crime of moral turpitude.
(b)    “Disability” shall mean that the Participant, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, is receiving income replacement benefits for a period of not less than three months under a long-term disability plan maintained by the Company or one of its Subsidiaries.
(c)    The Participant shall have “Good Reason” to effect a voluntary termination of his or her employment in the event that the Company (i) breaches its obligations to pay any salary, benefit or bonus due to him or her, including its obligations under this Agreement, (ii) requires the Participant to relocate more than 50 miles from the Participant's current, principal place of employment, (iii) assigns to the Participant any duties inconsistent with the Participant's position with the Company or significantly and adversely alters the nature or status of the Participant's responsibilities or the conditions of the Participant's employment, or (iv) reduces the Participant's base salary and/or bonus opportunity, except for across-the-board reductions similarly affecting all similarly situated employees of the Company and all similarly situated employees of any corporation or other entity which is in control of the Company; and in the event of any of (i), (ii), (iii) or (iv), the Participant has given written notice to the Committee or the Board of Directors as to the details of the basis for such Good Reason within thirty (30) days following the date on which the Participant alleges the event giving rise to such Good Reason occurred, the Company has failed to provide a reasonable cure within thirty (30) days after its receipt of such notice and the effective date of the termination for Good Reason occurs within 90 days after the initial existence of the facts or circumstances constituting Good Reason.

IN WITNESS WHEREOF, the parties have executed this Restricted Stock Unit Award Agreement on the day and year first above written.
COMPANY:
DINE BRANDS GLOBAL, INC.
By:
Stephen P. Joyce
Chief Executive Officer

PARTICIPANT:
[Name]
Address
City/State/Zip

Exhibit 10.6
Stock-Settled RSU Agreement– International Employees - 3-year Cliff Vesting

EXHIBIT A
RESTRICTED STOCK UNIT AWARD AGREEMENT
VESTING SCHEDULE
The Restricted Stock Units (RSUs) shall vest as set forth in the table below:

Grant Date	Shares Granted	Vesting Date
On the third anniversary of the date of grant

EXHIBIT B
DINE BRANDS GLOBAL, INC.
2019 STOCK INCENTIVE PLAN
SPECIAL PROVISIONS FOR RESTRICTED STOCK UNIT AWARDS
FOR PARTICIPANTS OUTSIDE THE U.S.
This Exhibit B includes special terms and conditions applicable to Participants in the countries below. These terms and conditions are in addition to those set forth in the Restricted Stock Unit Award Agreement (the “Agreement”). Any capitalized term used in this Exhibit B without definition shall have the meaning ascribed to such term in the Dine Brands Global, Inc. 2019 Stock Incentive Plan, as amended from time to time (the “Plan”), and the Agreement, as applicable.
This Exhibit B also includes information relating to exchange control and other issues of which the Participant should be aware with respect to his or her participation in the Plan. However, because such laws are often complex and change frequently, the Company strongly recommends that the Participant not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the Restricted Stock Units (the “RSUs”) vest or shares of Common Stock acquired under the Plan are sold.
In addition, the information is general in nature and may not apply to the particular situation of the Participant, and the Company is not in a position to assure the Participant of any particular result. Accordingly, the Participant is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s acceptance of the Award or participation in the Plan. Finally, if the Participant is a citizen or resident of a country other than the one in which he or she is currently working, the information contained herein may not be applicable to the Participant.
Securities Law Notice: Unless otherwise noted, neither the Company nor the Common Stock are registered with any local stock exchange or under the control of any local securities regulator outside the United States. The Agreement (of which this Exhibit B is a part), the Plan, and any other communications or materials that you may receive regarding participation in the Plan do not constitute advertising or an offering of securities outside the United States, and the issuance of securities described in any Plan-related documents is not intended for public offering or circulation in your jurisdiction.
EUROPEAN UNION
Data Privacy. The following supplements the Section 13 of the Agreement: Participant understands that Personal Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that he or she may, at any time, view his or her Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, without cost, by contacting in writing Participant’s local human resources representative.
BRAZIL
Exchange Control Information. If the Participant is resident or domiciled in Brazil, the Participant will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil (“BACEN”) if the aggregate value of such assets and rights equals or exceeds US $100,000.

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Assets and rights that must be reported include shares of Common Stock of the Company. The reporting should be completed at the beginning of the year.
CANADA
Foreign Share Ownership Reporting. If the Participant is a Canadian resident, the Participant’s ownership of certain foreign property (including shares of foreign corporations) in excess of $100,000 may be subject to ongoing annual reporting obligations. Please refer to CRA Form T1135 (Foreign Income Verification Statement) and consult your tax advisor for further details.  It is your responsibility to comply with all applicable tax reporting requirements.
MEXICO
Labor Law Statement. The invitation Dine Brands Global, Inc. is making under the Plan is unilateral and discretionary and is not related to the salary and other contractual benefits granted to Participant by Participant’s employer. Dine Brands Global, Inc. reserves the absolute right to amend the Plan and discontinue it at any time without any liability to Participant. This invitation and, in Participant’s case, the acquisition of shares does not, in any way, establish a labor relationship between Participant and Dine Brands Global, Inc., nor does it establish any rights between Participant and Participant’s employer.
La invitación que Dine Brands Global, Inc. hace en relación con el Plan es unilateral y discrecional, por lo tanto, Dine Brands Global, Inc. se reserva el derecho absoluto para modificar o terminar el mismo, sin ninguna responsabilidad para usted. Esta invitación y, en su caso, la adquisición de acciones, de ninguna manera establecen relación laboral alguna entre usted y Dine Brands Global, Inc. y tampoco establece derecho alguno entre usted y su empleador.
PHILIPPINES
Securities Law Notice. This offering is subject to exemption from the requirements of registration with the Philippines Securities and Exchange Commission under Section 10.1 (k) of the Philippines Securities Regulation Code.  THE SECURITIES BEING OFFERED OR SOLD HAVE NOT BEEN REGISTERED WITH THE PHILIPPINES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES REGULATION CODE. ANY FUTURE OFFER OR SALE THEREOF IS SUBJECT TO REGISTRATION REQUIREMENTS UNDER THE CODE UNLESS SUCH OFFER OR SALE QUALIFIES AS AN EXEMPT TRANSACTION.
UAE

This Award has not been approved or licensed by the UAE Central Bank, the UAE Securities and Commodities Authority or any other relevant licensing authorities or governmental agencies in the United Arab Emirates. This offer is strictly private and confidential and the terms of such offer have not been reviewed by, deposited or registered with the UAE Central Bank, the UAE Securities and Commodities Authority or any other licensing authority or governmental agencies in the United Arab Emirates. This offer is being issued from outside the United Arab Emirates and must not be provided to any person other than the Holder and may not be reproduced or used for any other purpose. Further, the information contained in this offer is not intended to lead to the issue of any securities or the conclusion of any other contract of whatsoever nature within the territory of the United Arab Emirates.

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